Exhibit 99.1
NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG THIRD QUARTER 2014 RESULTS, RAISES OUTLOOK

o	Consolidated revenues increased 9% to a total of $8.8 billion in the third quarter

o	Adjusted income from operations1 was $519 million, or $1.95 per share

o	Shareholders’ net income was $534 million, or $2.01 per share

o	Projected adjusted income from operations1,2 for 2014 has increased to $1.95 billion to $2.00 billion, or $7.25 to $7.45 per share3

BLOOMFIELD, CT, October 30, 2014 – Cigna Corporation (NYSE: CI) today reported strong third quarter 2014 revenue and earnings results.  Consolidated revenues in the quarter were $8.8 billion, an increase of 9% over third quarter 2013.  Revenues reflect growth in premiums and fees of 7% in Global Health Care, 17% in Global Supplemental Benefits and 7% in Group Disability and Life, primarily driven by continued growth in Cigna's targeted customer segments.

Cigna's adjusted income from operations1 for the third quarter of 2014 was $519 million, or $1.95 per share, compared to $536 million, or $1.89 per share, for the third quarter of 2013.  Results in the third quarter of 2014 reflect strong revenue growth, disciplined expense management and continued effective medical cost management.

“Our third quarter results demonstrate the value we continue to deliver for Cigna’s customers and clients through our focus on personalized service, innovative solutions and quality clinical outcomes,” said David M. Cordani, President and Chief Executive Officer. “We continue to execute well in established growth markets and invest strategically to position ourselves for success in emerging marketplaces, which provide us with a strong foundation to drive long-term growth.”

Cigna reported shareholders’ net income of $534 million, or $2.01 per share, for the third quarter of 2014, compared to $553 million, or $1.95 per share, for the third quarter of 2013.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and a reconciliation of adjusted income from operations1 to shareholders’ net income (dollars in millions, except per share amounts; customers in thousands):

				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014

Total Revenues	$8,757	$8,066	$8,733	$25,986

Consolidated Earnings
Adjusted income from operations1	$519	$536	$530	$1,550
Net realized investment gains, net of taxes	15	17	43	85
Shareholders' net income	$534	$553	$573	$1,635

Adjusted income from operations1, per share	$1.95	$1.89	$1.96	$5.74
Shareholders' net income, per share	$2.01	$1.95	$2.12	$6.05

	As of the Periods Ended
	September 30,		June 30,	December 31,
	2014	2013	2014	2013

Global Medical Customers (ex. Limited Benefits)4	14,346	14,138	14,247	14,078

•	Cash and short term investments at the parent company were approximately $425 million at September 30, 2014 and approximately $760 million at December 31, 2013.

•	During the period from July 31, 2014 through October 29, 2014, the Company repurchased approximately 2.8 million shares of stock for approximately $250 million.

•	Year to date, as of October 29, 2014, the Company repurchased approximately 16.3 million shares of stock for approximately $1.4 billion.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to segment earnings (loss).

Global Health Care

This segment includes Cigna’s Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers on guaranteed cost, retrospectively experience-rated and administrative services only (“ASO”) funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014

Premiums and Fees	$6,109	$5,699	$6,119	$18,222
Adjusted Income from Operations1	$434	$424	$402	$1,275
Adjusted Margin, After-Tax5	6.3%	6.7%	5.9%	6.3%

	As of the Periods Ended
	September 30,		June 30,	December 31,
Customers:	2014	2013	2014	2013
Commercial (ex. Limited Benefits)4	13,832	13,650	13,762	13,586
Government	514	488	485	492
Medical (ex. Limited Benefits)4	14,346	14,138	14,247	14,078

Behavioral Care	23,494	22,564	23,055	22,515
Dental6	12,837	12,248	12,608	12,234
Pharmacy	7,445	7,000	7,368	7,095
Medicare Part D	1,194	1,195	1,208	1,190

•	Global Health Care results reflect continued growth in the Company’s targeted customer segments.

•
Third quarter premiums and fees increased approximately 7% relative to third quarter 2013, driven by strong fundamentals, including rate actions and customer growth in our Commercial business, partially offset by the exit of the Limited Benefits business due to ACA regulation as well as rate pressure in our Medicare Advantage business.

•
Adjusted income from operations1 and adjusted margin, after-tax5 reflect medical and specialty business growth, disciplined operating expense management, continued effective medical cost management in our employer group business and improving results in our individual business.

•
Adjusted income from operations1 for third quarter 2014, third quarter 2013, and second quarter 2014 included favorable prior year reserve development on an after-tax basis of approximately $7 million, $9 million, and $16 million, respectively.

•	Global Health Care net medical claims payable7 was approximately $1.98 billion at September 30, 2014 and $1.86 billion at December 31, 2013.

Global Supplemental Benefits

This segment includes Cigna’s global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014

Premiums and Fees8	$743	$634	$722	$2,145
Adjusted Income from Operations1	$83	$39	$61	$197
Adjusted Margin, After-Tax5	10.7%	5.9%	8.1%	8.8%

	As of the Periods Ended
	September 30,		June 30,	December 31,
	2014	2013	2014	2013

Policies8	12,324	11,823	12,270	11,869

•	Third quarter 2014 premiums and fees grew 17% relative to third quarter 2013, reflecting customer growth and increased sales of higher premium products.

•
Third quarter 2014 adjusted income from operations1 and adjusted margin, after-tax5 reflect the net favorable impact of tax items totaling $21 million, effective operating expense management, and business growth.

Group Disability and Life

This segment includes Cigna’s group disability, life and accident insurance operations.

Financial Results (dollars in millions):
				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014

Premiums and Fees	$909	$848	$890	$2,715
Adjusted Income from Operations1	$55	$92	$110	$232
Adjusted Margin, After-Tax5	5.6%	9.9%	11.3%	7.8%

•	Third quarter 2014 results benefited from premium and fee growth of 7% relative to third quarter 2013, driven by business growth and strong retention in both our disability and life businesses.

•	Adjusted income from operations1 and adjusted margin, after-tax5 for the third quarter 2014 reflect unfavorable claims experience primarily in our disability business.

•	Third quarter 2013 and second quarter 2014 adjusted income from operations1 include favorable after-tax impacts related to reserve studies of $26 million and $35 million respectively.

Corporate & Other Operations

Adjusted income (loss) from operations1 for Cigna's remaining operations is presented below (dollars in millions):

				Nine Months
	Three Months Ended			Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014

Corporate & Other Operations9	$(53)	$(19)	$(43)	$(154)

•
Third quarter 2014 results were impacted by unfavorable tax related items totaling $12 million after-tax while third quarter 2013 results include a $14 million after-tax benefit related to an IRS examination.

OUTLOOK

Cigna's outlook for full year 2014 consolidated adjusted income from operations1,2 is in the range of $1.95 billion to $2.00 billion, or $7.25 to $7.45 per share.  Cigna’s outlook excludes the potential effects of future capital deployment.3

(Dollars in millions, except where noted and per share amounts)	Full-Year Ended
December 31, 2014

Projected Adjusted Income (Loss) from Operations1,2
Global Health Care	$1,605 to 1,635
Global Supplemental Benefits	$230 to 240
Group Disability and Life	$310 to 320
Ongoing Businesses	$2,145 to 2,195

Corporate & Other Operations	$(195)
Consolidated Projected Adjusted Income (Loss) from Operations1,2	$1,950 to 2,000

Consolidated Projected Adjusted Income (Loss) from Operations, per share1,2	$7.25 to 7.45

Projected Global Medical Customer Growth (ex-Limited benefits)4	1% to 2%

The foregoing statements represent the Company’s current estimates of Cigna's 2014 consolidated and segment adjusted income from operations1,2 and global medical customer growth as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  A link to the conference call, during which management will review third quarter 2014 results and discuss full year 2014 outlook, is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page.

Notes:

1.
Adjusted income (loss) from operations is defined as segment earnings (loss) excluding (i) special items and (ii) the results of Cigna's Guaranteed Minimum Income Benefits (GMIB) business.  Segment earnings (loss) is defined as shareholders’ net income (loss) before net realized investment results.  Special items are included in shareholders’ net income and segment earnings (loss), but excluded from adjusted income (loss) from operations.  Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss) on a segment basis and shareholders’ net income on a consolidated basis; see Exhibit 2 for reconciliations of the non-GAAP measures to the most directly comparable GAAP measures.

2.
Management is unable to provide a forward-looking reconciliation of adjusted income (loss) from operations to shareholders’ net income for full year 2014 since future net realized investment results and special items cannot be identified or reasonably estimated at this time.

3.
The Company may repurchase shares of its common stock from time to time.  The Company’s outlook excludes the potential effects of any share repurchases that may occur after the date of this earnings release.

4.
In connection with U.S. health care reform legislation, the Company ceased offering Limited Medical Benefits products effective December 31, 2013.  Therefore, the Company’s medical customer growth expectations for 2014 exclude these products from the 2013 customer numbers.  As of September 30, 2013 and December 31, 2013, there were 162,000 and 139,000 customers enrolled in these products, respectively.

5.
Adjusted margin, after-tax, is calculated by dividing segment earnings (loss) excluding special items by segment revenues.  Segment margin is calculated by dividing segment earnings (loss) by segment revenue.  For the three month periods ended September 30, 2014, June 30, 2014, and September 30, 2013, and the nine month period ended September 30, 2014, segment margins were equal to adjusted margins because there were no special items during these periods.

6.	Prior period dental membership has been revised to conform to current presentation.

7.
Global Health Care medical claims payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical claims payable balance was $2.23 billion as of September 30, 2014 and $2.05 billion as of December 31, 2013.

8.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture’s earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

9.
The GMIB business and Guaranteed Minimum Death Benefits business, also known as Variable Annuity Death Benefits (VADBe), have been in run-off since 2000.  Cigna entered into a definitive agreement with Berkshire Hathaway to exit the GMIB and VADBe businesses, effective February 4, 2013.

Prior to first quarter of 2014, the GMIB and VADBe businesses were reported within the Runoff Reinsurance segment.  Beginning with the first quarter of 2014, Cigna reports its run-off reinsurance business in Other Operations.  In addition, in this earnings release, Other Operations and Corporate have been combined under the heading “Corporate and Other Operations.” Prior year information has been conformed to the current presentation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2014, on both a consolidated and segment basis; projected global medical customer growth (excluding limited benefits) over year end 2013; future financial or operating performance, including our ability to deliver improved health outcomes and productivity for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; and financing or capital deployment plans, including whether and to what extent we may engage in share repurchases.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; our ability to realize the expected benefits of strategic transactions and/or acquisitions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; and unfavorable industry, economic or political conditions, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com.  You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)			Exhibit 1
(Dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

REVENUES

Premiums and fees	$7,793	$7,206	$23,167	$21,692
Net investment income	292	297	863	873
Mail order pharmacy revenues	583	471	1,625	1,333
Other revenues (1)	66	65	201	139
Total operating revenues	8,734	8,039	25,856	24,037
Net realized investment gains	23	27	130	192

Total	$8,757	$8,066	$25,986	$24,229

ADJUSTED INCOME (LOSS) FROM OPERATIONS (2)

Global Health Care	$434	$424	$1,275	$1,254
Global Supplemental Benefits	83	39	197	143
Group Disability and Life	55	92	232	245
Ongoing Operations	572	555	1,704	1,642
Corporate and Other	(53)	(19)	(154)	(97)

Total	$519	$536	$1,550	$1,545

SHAREHOLDERS' NET INCOME

Segment Earnings (Loss)

Global Health Care	$434	$424	$1,275	$1,230
Global Supplemental Benefits	83	39	197	143
Group Disability and Life	55	92	232	194
Ongoing Operations	572	555	1,704	1,567
Corporate and Other	(53)	(19)	(154)	(579)

Total	519	536	1,550	988
Net realized investment gains, net of taxes	15	17	85	127

Shareholders' net income	$534	$553	$1,635	$1,115

DILUTED EARNINGS PER SHARE

Adjusted income from operations (2)	$1.95	$1.89	$5.74	$5.39
Results of guaranteed minimum income benefits business, after-tax	-	-	-	0.09
Net realized investment gains, net of taxes	0.06	0.06	0.31	0.44
Special items, after-tax	-	-	-	(2.03)
Shareholders' net income	$2.01	$1.95	$6.05	$3.89
Weighted average shares (in thousands)	265,891	283,563	270,061	286,615
Common shares outstanding (in thousands)			262,805	277,086

SHAREHOLDERS' EQUITY at September 30			$11,157	$9,874

SHAREHOLDERS' EQUITY PER SHARE at September 30			$42.45	$35.64

Beginning with the first quarter of 2014, Cigna reports its run-off reinsurance business in Other Operations. In addition, Other Operations and Corporate have been combined under the heading "Corporate and Other." Prior year information has been conformed to the new format.

(1) Includes pre-tax futures and swaps contracts associated with the dynamic hedge program that was terminated after February 4, 2013 as a result of Cigna's agreement with Berkshire Hathaway in which Cigna effectively exited the Run-off Reinsurance business.

(2) Adjusted income (loss) from operations is defined as segment earnings excluding special items (identified and quantified on Exhibit 2) and results of Cigna's guaranteed minimum income benefits business. Segment earnings (loss) is defined as shareholders' net income (loss) before net realized investment gains (losses).

CIGNA CORPORATION	Exhibit 2
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted Earnings						Global
	Per Share			Consolidated			Health Care

Three Months Ended,	3Q14	3Q13	2Q14	3Q14	3Q13	2Q14	3Q14	3Q13	2Q14

Adjusted income (loss) from operations	$1.95	$1.89	$1.96	$519	$536	$530	$434	$424	$402

Segment earnings (loss)	$1.95	$1.89	$1.96	$519	$536	$530	$434	$424	$402

Net realized investment gains, net of taxes	0.06	0.06	0.16	15	17	43

Shareholders' net income	$2.01	$1.95	$2.12	$534	$553	$573

	Diluted Earnings				Global
	Per Share		Consolidated		Health Care

Nine Months Ended September 30,	2014	2013	2014	2013	2014	2013

Adjusted income (loss) from operations	$5.74	$5.39	$1,550	$1,545	$1,275	$1,254

Results of guaranteed minimum income benefits business	-	0.09	-	25	-	-

Special items, after-tax:
Costs associated with PBM services agreement	-	(0.08)	-	(24)	-	(24)
Charge related to reinsurance transaction	-	(1.77)	-	(507)	-	-
Charge for disability claims regulatory matter	-	(0.18)	-	(51)	-	-

Segment earnings (loss)	5.74	3.45	1,550	988	$1,275	$1,230
Net realized investment gains, net of taxes	0.31	0.44	85	127

Shareholders' net income	$6.05	$3.89	$1,635	$1,115

Special items, pre-tax:
Costs associated with PBM services agreement	$-	$(37)	$-	$(37)
Charge related to reinsurance transaction	-	(781)	-	-
Charge for disability claims regulatory matter	-	(77)	-	-

	$-	$(895)	$-	$(37)

CIGNA CORPORATION	Exhibit 2
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Global Supplemental			Group Disability			Corporate
	Benefits			and Life			and Other

Three Months Ended,	3Q14	3Q13	2Q14	3Q14	3Q13	2Q14	3Q14	3Q13	2Q14

Adjusted income (loss) from operations	$83	$39	$61	$55	$92	$110	$(53)	$(19)	$(43)

Segment earnings (loss)	$83	$39	$61	$55	$92	$110	$(53)	$(19)	$(43)

	Global Supplemental		Group Disability		Corporate
	Benefits		and Life		and Other

Nine Months Ended September 30,	2014	2013	2014	2013	2014	2013

Adjusted income (loss) from operations	$197	$143	$232	$245	$(154)	$(97)

Results of guaranteed minimum income benefits business	-	-	-	-	-	25

Special items, after-tax:
Costs associated with PBM services agreement	-	-	-	-	-	-
Charge related to reinsurance transaction	-	-	-	-	-	(507)
Charge for disability claims regulatory matter	-	-	-	(51)	-	-

Segment earnings (loss)	$197	$143	$232	$194	$(154)	$(579)

Special items, pre-tax:
Costs associated with PBM services agreement	$-	$-	$-	$-	$-	$-
Charge related to reinsurance transaction	-	-	-	-	-	(781)
Charge for disability claims regulatory matter	-	-	-	(77)	-	-

	$-	$-	$-	$(77)	$-	$(781)